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                                                                     EXHIBIT 5.1

               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                              One Financial Center
                           Boston, Massachusetts 02111

701 Pennsylvania Avenue, N.W.                            Telephone: 617/542-6000
Washington, D.C. 20004                                   Fax: 617/542-2241
Telephone: 202/434-7300
Fax: 202/434-7400

                                           June 27, 1996

Creative BioMolecules, Inc.
45 South Street
Hopkinton, Massachusetts 01748

Gentlemen:

         We have acted as counsel to Creative BioMolecules, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement"), pursuant to which the Company is registering under the Securities Act of 1933, as amended, a total of 2,300,000 shares (including 300,000 shares for an over-allotment option granted to the underwriters) (the "Shares") of its common stock, $.01 par value per share (the "Common Stock"). The Shares are to be sold to a group of underwriters (the "Underwriters") who will be parties to an Underwriting Agreement with the Company, the form of which Agreement has been filed as an exhibit to the Registration Statement. This opinion is being rendered in connection with the filing of the Registration Statement.

         In connection with this opinion, we have examined the Company's Restated Certificate of Incorporation and Restated By-Laws, as amended to date; such records of the corporate proceedings of the Company as we deemed material; and the Registration Statement and the exhibits thereto filed with the Commission.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

         Based upon the foregoing, we are of the opinion that, (i) the Shares have been duly and validly authorized by the Company, and (ii) the Shares, when issued and delivered by the Company against payment therefor by the Underwriters, will be duly and validly issued, fully paid and non-assessable shares of the Common Stock, free of preemptive rights.

         Our opinion is limited to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.
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Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Creative BioMolecules, Inc.
June 27, 1996
Page 2

         We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto. We hereby further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement.

                                                     Very truly yours,


                                            /s/      Mintz, Levin, Cohn, Ferris,
                                                     Glovsky and Popeo, P.C.